As filed with the Securities and Exchange Commission on October 19, 2009.
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington	47-0956945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Address and telephone number
of registrant’s principal executive office)

David M. Gandossi
Mercer International Inc.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Name, address and telephone
number of agent for service)

Copies to:

H.S. Sangra, Esq. Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, B.C. V6C 3L2 (604) 662-8808	David R. Wilson, Esq. Davis Wright Tremaine LLP Suite 2200, 1201 Third Avenue Seattle, WA 98101-3045 (206) 757-8274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer	☑
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(2)	Offering Price per Unit(3)	Aggregate Offering Price(3)	Registration Fee(1)
Debt Securities
Common Stock, $1.00 par value per share
Preferred Stock, $1.00 par value per share
Total			$200,000,000	$11,160

(1)	The registration fee has been calculated in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2)	There is being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock and such indeterminate principal amount of debt securities as will have an aggregate initial offering price not to exceed $200,000,000. The shares of common stock being registered hereunder may be issued separately or upon conversion of debt securities registered hereby. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder also include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $200,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2009.

PROSPECTUS

MERCER INTERNATIONAL INC.

$200,000,000

Common Stock
Preferred Stock
Debt Securities

From time to time, we may offer and sell up to $200,000,000 of any combination of the securities listed above in one or more offerings in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of the securities.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”. On October 16, 2009, the last reported sale price of our common stock on the NASDAQ Global Market, our primary trading market, was $3.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any securities market or other exchange, of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a number of risks. You should read the information contained in the “Risk Factors” section on page 2 of this prospectus and the risk factors described in any prospectus supplement or in other documents incorporated by reference into this prospectus.

We may offer and sell these securities on a continuous or delayed basis directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities described in this prospectus, the applicable prospectus supplement will provide the names of the agents or underwriters and set forth any applicable fees, commissions, discounts and over-allotment options. The price to the public of such securities and the net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC”, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell debt securities, common stock or preferred stock, or any combination of these securities, in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to these offerings. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The distribution of this prospectus and any offering of securities may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and my not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

In this prospectus, please note the following:

•	references to “we”, “our”, “us”, the “Company” or “Mercer” mean Mercer International Inc. and its subsidiaries, unless the context clearly suggests otherwise;

•	‘‘€ ” refers to Euros, the lawful currency adopted by most members of the European Union, unless otherwise stated; “$” refers to U.S. dollars; and “C$” refers to Canadian dollars.

RISK FACTORS

An investment in our securities involves a number of risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are on file with the SEC and are incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The price of the securities offered under this prospectus and the applicable prospectus supplement, could decline due to any of these risks, and you may lose all or part of your investment.

The discussion of risks includes or refers to forward-looking statements and you should read the explanation of the qualifications and limitations on such forward-looking statements discussed below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus contains, and any prospectus supplement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and any accompanying prospectus supplement, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects” “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “should”, “could”, or “may”.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. Except as required by law, we assume no responsibility for updating any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of important factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors are described in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information and statistics regarding our market share and the markets in which we compete. We have obtained some of this market share information and industry data from internal surveys, market research, publicly available information and industry publications. Such reports generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy or completeness of such information is not guaranteed. Although we believe this information is reliable, neither we nor the underwriters have independently verified or can guarantee the accuracy or completeness of that information.

EXCHANGE RATES

Our reporting currency and the financial statements incorporated by reference in this prospectus are in Euros, as a significant majority of our business transactions are originally denominated in Euros. We translate non-Euro denominated assets and liabilities at the rate of exchange on the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the period.

The following table sets out exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York, referred to as the “Noon Buying Rate”, for the conversion of Euros and Canadian dollars to U.S. dollars in effect at the end of the following periods, the average exchange rates during these periods (based on daily Noon Buying Rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2009	2008
				(€/$)

End of period	0.7942	0.8445	0.7577	0.6848	0.7184	0.6350	0.7133
High for period	0.8473	0.8571	0.8432	0.7750	0.8035	0.6820	0.7969
Low for period	0.7339	0.7421	0.7504	0.6729	0.6246	0.6246	0.7008
Average for period	0.8040	0.8033	0.7962	0.7294	0.6801	0.6530	0.7502

				(C$/$)
End of period	1.2034	1.1659	1.1653	0.9881	1.2240	1.0185	1.1626
High for period	1.1775	1.1507	1.0989	0.9168	0.9717	0.9719	1.0828
Low for period	1.3970	1.2704	1.1726	1.1852	1.2971	1.0324	1.2995
Average for period	1.3017	1.2116	1.1344	1.0740	1.0669	1.0070	1.2059

The Noon Buying Rate is published on a weekly basis by the Federal Reserve Board. On October 9, 2009, the date of the most recent Daily Noon Buying Rate available before the filing of this prospectus, the Noon Buying Rate for the conversion of Euros and Canadian dollars to U.S. dollars was €0.6796 per U.S. dollar and C$1.0425 per U.S. dollar.

In addition, certain financial information relating to our Celgar mill included in this prospectus is stated in Canadian dollars while we report our financial results in Euros. The following table sets out exchange rates, based on the noon rate, referred to as the “Daily Noon Rate” provided by the Bank of Canada, for the conversion of Canadian dollars to Euros in effect at the end of the following periods, the average exchange rates during these periods (based on daily noon rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
				(C$/€)

End of period	1.6292	1.3805	1.5377	1.4428	1.7046	1.6041	1.6297
High for period	1.5431	1.3576	1.3523	1.3448	1.4489	1.4489	1.5428
Low for period	1.6915	1.6400	1.5377	1.5628	1.7316	1.6244	1.6920
Average for period	1.6169	1.5095	1.4244	1.4690	1.5603	1.5420	1.6054

On October 16, 2009, the date of the most recent publication of the Daily Noon Rate before the filing of this prospectus, the Daily Noon Rate for the conversion of Canadian dollars to Euros was C$1.5467 per Euro.

MERCER INTERNATIONAL INC.

Our Company

Mercer International Inc. is a Washington corporation and our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”.

We operate in the pulp business and are the second largest producer of market northern bleached softwood kraft, or “NBSK”, pulp in the world. We are the sole kraft pulp producer, and the only producer of pulp for resale, known as “market pulp”, in Germany, which is the largest pulp import market in Europe. Our operations are located in Eastern Germany and Western Canada. We operate three NBSK pulp mills with a consolidated annual production capacity of approximately 1.5 million air-dried metric tonnes (“ADMTs”):

•	Rosenthal mill. Our wholly-owned subsidiary, Rosenthal, owns and operates the Rosenthal mill, a modern, efficient ISO 9002 certified NBSK pulp mill that has an annual production capacity of approximately 325,000 ADMTs. The Rosenthal mill is located near the town of Blankenstein, Germany.

•	Stendal mill. Our 74.9% owned subsidiary, Stendal, owns and operates the Stendal mill, a state-of-the-art, single-line, ISO 9001 certified NBSK pulp mill that has an annual production capacity of approximately 635,000 ADMTs. The Stendal mill is located near the town of Stendal, Germany, approximately 300 kilometers north of the Rosenthal mill.

•	Celgar mill. Our wholly-owned subsidiary, Celgar, owns and operates the Celgar mill, a modern, efficient ISO 9001 certified NBSK pulp mill with an annual production capacity of approximately 495,000 ADMTs. The Celgar mill is located near the city of Castlegar, British Columbia, Canada, approximately 600 kilometers east of the port city of Vancouver, British Columbia, Canada.

Our principal executive offices are located at Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4N8, and our telephone number is (604) 684-1099.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	Shares of our common stock;

•	Shares of our preferred stock; and

•	One or more series of debt securities.

In this prospectus, we will refer to the common stock, preferred stock and debt securities collectively as “securities”. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200,000,000. We will determine, at the time of the offering, the type, amount and price of the securities we will sell and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to investors on a continuous or delayed basis.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. This summary is not meant to be a complete description of such securities. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	information regarding over-allotment options, if any;

•	information about the securities exchange, if any, on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where necessary; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is part, and to the documents filed with the SEC in connection with any particular offering of the securities. You should also read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Except as may otherwise be stated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus:

•	for general corporate and working capital purposes;

•	to repay, refinance, repurchase or otherwise retire existing indebtedness;

•	for capital expenditures; and

•	as otherwise disclosed in any supplement to this prospectus.

The prospectus supplement for a particular offering will provide a more detailed description of the use of net proceeds from such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have any preferred stock outstanding during the periods presented below.

						Six Months Ended
	Years Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2009

Ratio of earnings to fixed charges	0.18	(0.63)	2.40	1.50	(0.23)	(0.94)

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. This section is only a summary and does not purport to be a complete description of such debt securities. Most of the financial and other terms of any series of debt securities that we offer and any differences from the common terms will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add, update or change the terms and conditions of the debt securities described in this prospectus.

The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”) and may be convertible debt. On October 19, 2009, we entered into a base indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the debt securities that may be offered by this prospectus and the applicable prospectus supplement, which we refer to as the “Indenture” throughout this prospectus. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, referred to as the “Trust Indenture Act”. Any debt securities that we issue under this prospectus will be governed by the Indenture and a separate supplemental indenture setting out the particular terms of a series of debt securities.

As this section is a summary of the material terms of the debt securities being offered by this prospectus, it does not describe every aspect of the debt securities. We urge you to read the Indenture, the applicable supplemental indenture and any other documents we file with the SEC relating to the debt securities because the Indenture, supplemental indenture and those other documents, and not this description, will define your rights as a holder of our debt securities. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the Indenture. We have filed the Indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other documents (including any supplemental indentures) as an exhibit to an annual, quarterly or current report that we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain copies of the Indenture and any such other document. Certain defined terms used in this section “Description of Debt Securities” and not otherwise defined have the meaning ascribed to them in the Indenture filed with the registration statement referred to above.

General

The debt securities will be our general unsecured obligations. The Senior Debt Securities will rank equally with all of our unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be subordinate in right of payment to our existing and future senior indebtedness, including any Senior Debt Securities issued under this prospectus, as described under “- Subordination of Subordinated Debt Securities”. The Indenture does not limit the amount of debt securities that we are authorized to issue from time to time.

You should read the applicable prospectus supplement for the following terms of the series of debt securities offered by such prospectus supplement and the description of debt securities in this prospectus will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in such prospectus supplement related to that series. Our board of directors will establish the following terms before issuance of the series:

•	the designation of the debt securities being offered;

•	whether such debt securities are Senior Debt Securities or Subordinated Debt Securities;

•	the authorized denominations if other than $1,000 (or integrals of $1,000) for registered debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the maturity date or dates of such debt securities;

•	the annual interest rate or rates, if any, which may be fixed or variable, and the manner of calculating any variable interest rate;

•	the date or dates from which interest, if any, will accrue (or the method of determining such date or dates), the interest payment dates and, in the case of registered securities, their associated record dates;

•	whether we may redeem such debt securities and, if so, the redemption period or periods, redemption price or prices, and other applicable terms of redemption;

•	the obligation, if any, of ours to redeem, purchase or repay such debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder thereof and, if so, the redemption period or periods, redemption price or prices, and other applicable terms of redemption;

•	provisions for the defeasance of such debt securities;

•	the form in which we will issue debt securities (registered or bearer), any restrictions on the exchange of one form for another and on the offer, sale and delivery of debt securities in either form;

•	whether and under what circumstances we will pay additional amounts on debt securities in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether we have the option to redeem the affected debt securities rather than pay such additional amounts;

•	the terms, if any, upon which such debt securities of the series may be convertible into other securities and the terms and conditions upon which such conversion shall be effected, including the initial conversion price and the date on which the right to convert expires;

•	any exchanges on which such debt securities will be listed;

•	limitations or restrictions, if any, on the incurrence of additional debt, liens or leaseback transactions and other applicable covenants;

•	whether such debt securities are to be issued in global form and, if so, the identity of the depositary for such global securities;

•	the place or places where the principal of, premium, if any, interest, if any, and certain additional amounts required in respect of taxes owed to holders of debt securities, if any, on such debt securities is payable;

•	if the amount of principal of and interest on such debt securities may be determined with reference to an index based on a currency other than that in which such debt securities are denominated, the manner of determining such amounts;

•	the portion of the principal amount (if other than the entire principal amount) of the debt securities payable upon declaration of acceleration of their maturity date;

•	the form and terms of any certificates, documents or conditions required, if any, for the issuance of debt securities in definitive form;

•	any trustees, depositaries, authenticating or paying agents, transfer agents, registrars or any other agents with respect to such debt securities; and

•	any other terms of such debt securities.

No service charge will be made for any transfer or exchange of the debt securities except to cover any tax or other governmental charge. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

The Indenture and any supplemental indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the applicable supplemental indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, including any Senior Debt Securities issued pursuant to this prospectus. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the supplemental indenture applicable to that series and will also describe, as of a recent date, the approximate amount of senior indebtedness to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the applicable supplemental indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

Absence of Restrictive Covenants

We are not restricted by the Indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose, except as may be described in any supplemental indenture, in any applicable prospectus supplement and as determined by our board of directors. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity but supplemental indentures in respect of any series of debt securities may provide for such restrictions. The Indenture does not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

The Indenture provides that we will not consolidate with or merge into any other corporation or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all our assets to any person or entity unless either we shall be the continuing corporation or:

•	the successor is an entity organized under the laws of the United States or any state in the United States, the District of Columbia, or under the laws of Canada or any province or territory in Canada;

•	the successor expressly assumes our obligations under such indenture and the debt securities issued thereunder;

•	immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default under the indentures, shall have occurred and be continuing; and

•	certain other conditions are met.

The Indenture provides that, upon any consolidation, merger, sale or conveyance in accordance with the preceding paragraph and upon any such assumption by the successor entity, such successor entity shall be substituted for us with the same effect as if such successor entity had been named as us. Supplemental indentures in respect of any series of debt securities may have different or more restrictive limitations on such transactions.

Satisfaction and Discharge; Defeasance

The Indenture will cease to be in effect if at any time (1) we have delivered all relevant debt securities to the Trustee for cancellation or (2) all debt securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year and we have deposited or caused to be deposited with the Trustee an amount sufficient to pay all principal (and premium, if any), interest, if any, and additional amounts, if any, to the date of maturity or redemption, and, in each case, we have paid or caused to be paid all other sums payable with respect to such debt securities.

If specified in the applicable prospectus supplement, we will, at our option, either be discharged from our obligations under the outstanding debt securities of a series or cease to be under any obligation to comply with any term, provision, condition or covenant specified applicable to such series upon satisfaction of the following conditions:

•	we have irrevocably deposited with the Trustee in trust either money, or obligations issued or guaranteed by the United States of America sufficient to pay and discharge the entire indebtedness of all the outstanding debt securities of such series, or fulfilled such other terms and conditions specified in the applicable prospectus supplement;

•	we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

•	the Trustee has received an officers’ certificate and opinion of legal counsel each stating that all conditions precedent have been complied with; and

•	the Trustee has received an opinion of tax counsel confirming that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to defease and discharge our obligations under the Indenture or applicable supplemental indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

Modification of the Indenture

The Indenture provides that we and the Trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things:

•	adding to our covenants and making a default of such covenant an event of default;

•	establishing the form or terms of debt securities and adding or changing any provision necessary to permit or facilitate the issuance of a new series of debt securities;

•	evidencing a successor to us or a successor or additional trustee in accordance with the terms of such indenture;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee; or

•	curing ambiguities, defects or inconsistencies in such indenture.

provided that such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

The Indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

1) (a) change the fixed maturity of any debt securities, (b) reduce their principal amount or premium, if any, (c) reduce the rate or extend the time of payment of interest or any additional amounts payable on the debt securities, (d) reduce the amount due and payable upon acceleration of the maturity of the debt securities or the amount provable in bankruptcy or (e) make the principal of, or any interest, premium or additional amounts on, any debt security payable in a coin or currency different from that provided in the debt security;

2) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity or scheduled redemption date of the debt securities; or

3) reduce the percentage of debt securities, stated above, required for consent of the holders of the debt securities to any modification described above, or the percentage required for the consent of the holders to waive defaults.

Events of Default

An event of default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in the Indenture to be:

1) a default in the payment of principal of (and premium, if any, on) such series of debt securities when due and payable, whether payable at maturity, upon redemption, by declaration or otherwise;

2) a default for 30 days in the payment when due of interest or additional amounts, if any, on such series of debt securities;

3) a default for 90 days after a notice of default with respect to the performance of any other covenant or agreement applicable to the debt securities or contained in the Indenture;

4) a default by us or any Significant Subsidiary in any payment of $10,000,000 or more of principal of or interest on any Debt or in the payment of $10,000,000 or more on account of any guarantee in respect of Debt, beyond any period of grace that the instrument or agreement under which such Debt or guarantee was created (for these purposes, “Significant Subsidiary” has the meaning given to that term in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act as such regulation is in effect as of the date hereof. The terms “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed; and “Subsidiary” means any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, and/or by one or more of our Subsidiaries;

5) certain events of bankruptcy, insolvency or reorganization; and

6) any other event of default we may provide for that series of debt securities.

If an event of default described in items (1) through (4) above occurs with respect to any series, the Trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding affected by the event of default may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all debt securities of the affected series to be due and payable.

If any event of default described in item (5) above occurs, the Trustee or the holders of at least 25% in aggregate principal amount of all the debt securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all outstanding debt securities not already due and payable to be due and payable.

If the principal amount of debt securities has been declared due and payable, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series (or of all the outstanding debt securities) may waive any event of default with respect to that series (or with respect to all outstanding debt securities) and rescind and annul a declaration of acceleration if:

•	we pay, or deposit with the Trustee a sum sufficient to pay, all required payments on the debt securities which shall have become due otherwise than by acceleration, with interest, plus certain fees, expenses, disbursements and advances of the Trustee; and

•	all defaults under the Indenture have been remedied.

The Indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an event of default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or additional amounts, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of such series.

We will be required to furnish annually to each Trustee a certificate as to compliance with all conditions and covenants under the Indentures.

Notices

Except as otherwise provided in a supplemental indenture, notices of meetings to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such bearer securities and will be mailed to such persons whose names and addresses were previously filed with the Trustee under the applicable supplemental indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the debt security register.

Global Securities

The debt securities of a series may be issued in whole or in part as one or more global securities that will be deposited with a depositary we will identify in the prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form, and in either temporary or definitive form.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to such series.

Limitations on Issuance of Bearer Securities

Generally, in compliance with United States federal income tax laws and regulations, bearer securities other than bearer securities with a maturity not exceeding one year from the date of issue, may not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) other than to an office located outside the United States or its possessions of a United States financial institution (within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) purchasing for its own account or for resale or for the account of certain customers that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code and the United States Treasury Regulations thereunder, or to certain other persons described in United States Treasury Regulations Section 1.163-5(c) (2) (i) (D) (l)(iii)(B). Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or its possessions, or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States or its possessions.

Bearer securities and their interest coupons will bear a legend substantially to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code”. The Internal Revenue Code sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

As used in this prospectus, “United States person” means:

•	an individual citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions. The term “United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction.

Information Concerning the Trustee

The Trustee assumes no responsibility for this prospectus and has not reviewed or undertaken to verify any information contained in this prospectus.

Existing Senior Notes

In February 2005, we issued $310.0 million in principal amount of our 9.25% senior notes due 2013, referred to as the “Senior Notes”. The Senior Notes are our senior unsecured obligations and, accordingly, will rank junior in right of payment to all existing and future secured indebtedness and all indebtedness and liabilities of our subsidiaries, equal in right of payment with all existing and future unsecured senior indebtedness, including any Senior Debt Securities issued pursuant to this prospectus, and senior in right of payment to the Convertible Notes (as defined below) and any Subordinated Debt Securities issued pursuant to this prospectus.

The Senior Notes were issued under an indenture which, among other things, restricts our ability and the ability of our restricted subsidiaries to: (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make other distributions to our stockholders; (iii) purchase or redeem capital stock or subordinated indebtedness (unless there is no default and such purchase or redemption involves our convertible notes and the daily closing sale price per share of our common stock on the NASDAQ Global Market for a period of at least ten consecutive trading days exceeds 120% of the then applicable conversion price of such convertible notes); (iv) make investments; (v) create liens and enter into sale and lease back transactions; (vi) incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us; (vii) sell assets; (viii) consolidate or merge with or into other companies or transfer all or substantially all of our assets; and (ix) engage in transactions with affiliates.

As of October 19, 2009, $310.0 million principal amount of the Senior Notes was outstanding.

Existing Convertible Notes

We also have approximately $67.3 million principal amount of our 8.5% convertible senior subordinated notes due 2010, referred to as the “Convertible Notes”, outstanding as of October 19, 2009. The Convertible Notes are our unsecured obligations and are subordinated in right of payment to existing and future senior indebtedness, including our Senior Notes described above and any Senior Debt Securities issued pursuant to this prospectus, and are effectively subordinated to all of the indebtedness and liabilities of our subsidiaries.

The indenture governing the Convertible Notes limits the incurrence by us, but not our subsidiaries, of senior indebtedness.

DESCRIPTION OF CAPITAL STOCK

This section contains a general description of the terms and provisions of our share capital which we may offer and sell by this prospectus. This description includes both our common stock and our preferred stock, certain terms of which also affect the common stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our Articles of Incorporation and amendments thereto which have been filed with the SEC. See “Incorporation of Certain Information by Reference”. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

We are authorized to issue an unlimited number of shares of common stock, $1.00 par value per share and 50 million shares of preferred stock, $1.00 par value per share, issuable in series. As of the date of this prospectus, there were 36,443,487 shares of common stock and no shares of preferred stock of any series issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one vote at a meeting of our shareholders. Cumulative voting in the election of directors is not permitted. The shares of the common stock are entitled to dividends when, as and if declared by our board of directors from time to time. Upon the liquidation, dissolution or winding up of Mercer, the holders of the shares of common stock are entitled to participate pro rata in any distribution of our assets (in cash or in kind or partly each) after the payment of all liabilities, subject to the rights of holders of preferred stock.

Preferred Stock

We are authorized, without further action by our shareholders, to issue preferred stock from time to time and to: (i) divide the preferred stock into one or more series; (ii) designate the number of shares of each series and the designation thereof; (iii) fix and determine the relative rights and preferences as between series including, but not limited to, the dividend rate (and whether dividends are cumulative), conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price and liquidation preferences (if and to the extent that any such rights are to be applicable to any such series); and (iv) amend the relative rights and preferences of any series that is wholly unissued.

We have also authorized two million shares of Series A Junior Participating Preferred Shares, referred to as the “Series A Preferred Shares”, none of which are issued and outstanding as of the date of this prospectus.

Series A Preferred Shares

The Series A Preferred Shares are entitled to receive, subject to the rights of holders of preferred stock ranking prior to the Series A Preferred Shares, quarterly dividends, when, as and if declared by the directors of Mercer, in an amount equal to the greater of (i) $10 or (ii) 100 times the dividends declared on the shares of common stock. Mercer is required to declare a dividend on the Series A Preferred Shares immediately after it declares a dividend on its shares of common stock and all dividends declared are cumulative but do not bear interest.

In the event that dividends declared on the Series A Preferred Shares are in arrears for six quarterly periods, all holders of preferred stock with dividends in arrears for six quarterly periods, irrespective of the series, voting as a class, have the right to elect two directors at a meeting of its shareholders. However, the term of any director so elected terminates upon the payment of outstanding dividends. When dividends on the Series A Preferred Shares are in arrears: (i) Mercer cannot declare or pay dividends on, or make any other distribution on, or redeem or purchase, any shares ranking junior to the Series A Preferred Shares; (ii) declare or pay dividends on, or make any other distributions on, any shares ranking on parity with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears on a pro rata basis; (iii) redeem or purchase shares ranking on parity with the Series A Preferred Shares, except that Mercer may redeem or purchase such parity shares in exchange for shares ranking junior to the Series A Preferred Shares; or (iv) purchase any Series A Preferred Shares or shares ranking on parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the directors of Mercer determine in good faith will result in a fair and equitable treatment among the respective shares.

Upon the liquidation, dissolution or winding up of Mercer, no distribution may be made to holders of shares ranking junior to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares have received $100 per share plus an amount equal to accrued and unpaid dividends thereon, whether or not declared. Following such payment, holders of Series A Preferred Shares are not entitled to any additional distributions and holders of Series A Preferred Shares and holders of the shares of common stock are entitled to receive a pro rata share of the remaining assets of Mercer to be distributed.

In the event that Mercer enters into any consolidation, merger, combination or other transaction in which shares of common stock of Mercer are exchanged for securities, cash and/or other property, the Series A Preferred Shares shall at the same time be similarly exchanged in an amount per share equal to 100 times the aggregate amount of the securities, cash and/or other property into which each share of common stock of Mercer is exchanged.

Series A Preferred Shares vote together as one class with the shares of common stock. Each Series A Preferred Share entitles the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of Mercer.

Anti-takeover Provisions

Washington Law

Mercer is subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act, contained within the Revised Code of Washington, which prohibits a Washington corporation from engaging in any significant business transaction with an “acquiring person” for a period of five years after the date of the transaction in which the person became an acquiring person, unless the significant business transaction is approved by a majority of Mercer’s board of directors prior to the time the person became an acquiring person. A significant business transaction includes mergers, asset sales and other transactions resulting in a disproportionate financial benefit to the acquiring person. Subject to certain exceptions, an “acquiring person” is a person who, together with affiliates and associates, owns or acquires 10% or more of a corporation’s voting stock.

Articles of Incorporation

The board of directors of Mercer has the authority to issue up to 50,000,000 shares of preferred stock, and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the holders of the shares of common stock. The rights of the holders of shares of preferred stock that may be issued in the future may adversely affect the rights of the holders of the shares of common stock. The issuance of the preferred stock, while providing Mercer with desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Mercer, thereby delaying, deferring or preventing a change in control of Mercer. Furthermore, such preferred stock may have other rights, including economic rights senior to the shares of common stock and, as a result, the issuance of the preferred stock could have a material adverse effect on the market value of the shares of common stock. Mercer has no present plan to issue shares of preferred stock.

Dividend Policy

Our board of directors has not declared cash dividends on our common stock. Furthermore, the indenture governing our Senior Notes contains a covenant restricting us from paying dividends (other than dividends payable solely in stock) on our common stock. As a result, it is unlikely that we will pay any dividends on our common stock in the foreseeable future. In any event, the declaration and payment of future dividends by our board of directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by our board of directors. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Mellon Investor Services LLC.

PRICE RANGE OF SHARES OF COMMON STOCK

The following table sets forth the high and low sale prices of our common stock, as reported on the NASDAQ Global Market, for the quarters indicated:

Quarter	High	Low

2009
First Quarter	$2.24	$0.25
Second Quarter	1.24	0.51
Third Quarter	4.37	0.50
Fourth Quarter (through October 16, 2009)	3.68	3.10

2008
First Quarter	$9.02	$6.70
Second Quarter	8.48	6.31
Third Quarter	7.72	3.17
Fourth Quarter	3.66	0.95

2007
First Quarter	$13.74	$11.19
Second Quarter	13.39	9.51
Third Quarter	10.94	7.56
Fourth Quarter	10.10	6.99

On October 16, 2009, the last reported sale price of our common stock as reported on the NASDAQ Global Market, our primary trading market, was $3.20.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any prospectus supplement from time to time in one or more transactions as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to investors; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

•	in an over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will describe the method of distribution of the securities to be sold in the applicable prospectus supplement.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any compensation in the form of discounts, concessions or commissions payable by us or our purchasers to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in a prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price. We will describe any such activities in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market and the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. A prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The underwriters in our offering of our securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect of such liabilities. A prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or “FINRA”, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and applicable prospectus supplement and certain other legal matters in connection with the issuance and sale of such securities will be passed upon for the Company by Sangra Moller LLP, Vancouver, British Columbia and Davis Wright Tremaine LLP, Seattle, Washington. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of the Company as at and for the years ended December 31, 2008 and December 31, 2007 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference in this prospectus and in the registration statement from our Current Report on Form 8-K dated October 19, 2009, have been audited by PricewaterhouseCoopers LLP, independent registered chartered accountants, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended December 31, 2006, incorporated by reference herein and in the registration statement from our Current Report on Form 8-K dated October 19, 2009, have been audited by Deloitte & Touche LLP, independent registered accountants, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including the registration statement relating to this prospectus, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding issuers, including Mercer International Inc., that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed February 3, 2009, February 9, 2009, July 13, 2009, August 11, 2009, August 24, 2009, August 25, 2009, September 9, 2009, September 11, 2009, September 24, 2009 and October 19, 2009; and

•	The description of our common stock in the prospectus filed with the SEC on December 15, 2005 which forms part of the registration statement on Form S-4, as amended (333-126683), filed by Mercer with the SEC.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide promptly without charge to you, upon oral or written request, a copy of any document incorporated by reference in this prospectus, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc. 650 West Georgia Street Suite 2840, P.O. Box 11576 Vancouver, British Columbia V6B 4N8 Canada Telephone: (604) 684-1099 Attention: Investor Relations	Mercer International Inc. 14900 Interurban Avenue South Suite 282 Seattle, Washington USA 98168 Telephone: (206) 674-4639 Attention: Investor Relations

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses payable by us in connection with the distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration and filing fee.

SEC Registration and Filing Fee	$11,160
Legal Fees and Expenses	60,000
Accounting Fees and Expenses	25,000
Trustee and Transfer Agent Fees and Expenses	16,000
Blue Sky Qualification Fees and Expenses	8,000
Printing Expenses	10,000
Miscellaneous Expenses	5,000

Total	$135,160
Item 15.  Indemnification of Directors and Officers
     Section 23B.08.310, Section 23B.08.320 and Sections 23B.08.500 to 23B.08.600 of the Washington Corporation Act set out provisions relating to the limitation of liability and indemnification of directors and officers of a corporation. Section 23B.08.320 of the Washington Corporation Act provides that a company’s articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, other than for certain acts or omissions, including those that involve the intentional misconduct by a director or a knowing violation of law by a director. Specifically, Section 23B.08.560 of the Washington Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a company will have the power to indemnify a director made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Section 23B.08.510 through 23B.08.550 of the Washington Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct violating Section 23B.08.310 of the Washington Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     Furthermore, Section 23B.08580 of the Washington Corporation Act provides that a company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of such company, or who, while a director, officer, employee, or agent of such company, is or was serving at the request of such company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a director, officer, employee, or agent, whether or not such company would have power to indemnify such individual against the same liability under Section 23B.08.510 or 23B.08.520 of the Washington Corporation Act.
     Section 7.1 of the Articles of Incorporation of the Company, referred to as the “Articles”, provides that the Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided in the Articles does include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided in the Articles also is not deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, and is not deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7.2 of the Articles provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of Section 23B.08.310 of the Washington Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     According to Section 7.2 of the Articles, if the Washington Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Washington Corporation Act, as so amended. Furthermore, Section 7.2 specifies that any amendment to or repeal of Article 7 of the Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     We have entered into indemnity agreements, referred to as the “Indemnity Agreements”, with each of our directors and certain of our executive officers. We have agreed under each of the Indemnity Agreements to indemnify each of our directors and such officers against any and all claims and costs that are or may be brought against him as a result of his being one of our directors, officers or employees or that of a company related to us. However, under the Indemnity Agreements, we are not obligated to indemnify a director or such officers against any claims or costs in certain instances, including if it is determined that the director or such officers failed to act honestly and in good faith with a view to our best interests, if the director or such officers failed to disclose an interest or conflict as required under corporate legislation in Washington state or we are not permitted to indemnify the director or such officers under such legislation, or if the director or such officers have violated any insider trading rules under United States federal and state securities laws.
     If there is a change in control (as defined in the Indemnity Agreements) of the Company other than a change in control which has been approved by a majority of our directors, we are required to seek legal advice as to whether and to what extent a director or such officers would be permitted to be indemnified under applicable law. In addition, the Indemnity Agreements allow us to defend any claim made against a director or such officers.
Item 16.  List of Exhibits

1.1*	Underwriting Agreement.

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference from Form 8-A dated March 1, 2006).

3.2	By-laws of the Company, as amended through March 1, 2006 (incorporated by reference from Form 8-A dated March 1, 2006).

4.1	Specimen Common Stock Certificate (incorporated by reference from Amendment No. 1 to Form S-4 filed on September 22, 2005).

4.2	Indenture dated as of October 19, 2009 between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee.

4.3*	Form of Debt Security.

4.4*	Form of Preferred Stock Certificate.

4.3	Specimen Common Stock Certificate (incorporated by reference from Amendment No. 1 to Form S-4 filed on September 22, 2005).

5.1	Opinion of Davis Wright Tremaine LLP, as to the legality of the securities being offered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment hereto or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.  Undertakings
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:
(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporate by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned registrant also hereby undertakes that:
(a)	For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(b)	For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 19th day of October, 2009.

MERCER INTERNATIONAL INC.
By:	/s/ Jimmy S.H. Lee
	Name:	Jimmy S.H. Lee
	Title:	Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.H. Lee and David M. Gandossi, or either of them acting alone or together, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of this Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2009

/s/ David M. Gandossi David M. Gandossi	Secretary, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 19, 2009

/s/ Guy W. Adams Guy W. Adams	Director	October 19, 2009

/s/ Eric Lauritzen Eric Lauritzen	Director	October 19, 2009

/s/ William D. McCartney William D. McCartney	Director	October 19, 2009

/s/ Graeme A. Witts Graeme A. Witts	Director	October 19, 2009

/s/ Kenneth A. Shields Kenneth A. Shields	Director	October 19, 2009

/s/ George Malpass George Malpass	Director	October 19, 2009

Exhibit Index

Exhibit
Number	Document

1.1*	Underwriting Agreement.

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference from Form 8-A dated March 1, 2006).

3.2	By-laws of the Company, as amended through March 1, 2006 (incorporated by reference from Form 8-A dated March 1, 2006).

4.1	Specimen Common Stock Certificate (incorporated by reference from Amendment No. 1 to Form S-4 filed on September 22, 2005).

4.2	Indenture dated as of October 19, 2009 between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee.

4.3*	Form of Debt Security.

4.4*	Form of Preferred Stock Certificate.

5.1	Opinion of Davis Wright Tremaine LLP, as to the legality of the securities being offered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment hereto or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.